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                                                               EXHIBIT 21.1

                      SUBSIDIARIES OF THE REGISTRANT

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
                                                          STATE OF INCORPORATION
      NAME OF SUBSIDIARY                                     OR ORGANIZATION
      ------------------                                  ----------------------
      Kilroy Realty, L.P.................................        Delaware
      Kilroy Realty Finance, Inc.........................        Delaware
      Kilroy Realty Finance Partnership, L.P.............        Delaware
      Kilroy Services, Inc...............................        Maryland
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